                                    Exhibit D
                         (Attached To And Made A Part Of
                  The Confidential Private Placement Memorandum
                           Dated September 8, 1999 Of
                             Antennas America, Inc.)

                         Form Of Stock Warrant Agreement

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

                             ANTENNAS AMERICA, INC.

                             STOCK WARRANT AGREEMENT

     THIS STOCK WARRANT AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _______ 1999 by and between Antennas America, Inc., a Utah corporation (the "Company"), and the undersigned (the "Holder").

                                 WITNESSETH:

     WHEREAS, pursuant to the Subscription And Registration Rights Agreement between the Company and Holder (the "Subscription Agreement") entered into in connection with the Company's private offering of Units consisting of shares (the "Placement Shares") of Common Stock and Common Stock purchase warrants pursuant to the Confidential Private Placement Memorandum (the "Memorandum") dated September 8, 1999, the Company agreed to issue to Holder warrants to purchase shares of tbe $.0005 par value common stock of the Company
("Common Stock"), said warrants to be for the number of shares, at the price per share and on the terms set forth in this Agreement; and

     WHEREAS, the Holder desires to receive a warrant on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Grant Of Warrant. The Company hereby grants to the Holder the right and warrant (the "Warrant") to purchase all or any part of an aggregate of ____ shares of the authorized and unissued $.005 par value common stock of the Company (the "Warrant Shares") pursuant to the terms and conditions set forth in this Agreement.

     2. Warrant Price. At any time when shares are to be purchased pursuant to the Warrant, the purchase price for each Warrant Share shall be $.175 (the "Warrant Price"), subject to adjustment as provided in this Agreement.

     3. Exercise Period. The period for the exercise of the Warrant shall commence immediately and, unless terminated earlier as provided in this Agreement, shall terminate at 5:00 p.m., Denver, Colorado time, upon the earlier to occur of (a) one year after the date that a registration statement (the "Registration Statement") registering the transfer of the Warrant Shares and the Placement Shares is declared effective by the U.S. Securities And Exchange Commission, and (b) the fifth anniversary of the date of this Agreement.

     4. Exercise Of Warrant.

        (a) The Warrant may be exercised in whole or in part by delivering to the Treasurer or President of the Company at the address of the Company's principal office (i) a Notice And Agreement Of Exercise Of Warrant, substantially in the form attached hereto as Exhibit A, specifying the number of Warrant Shares with respect to which the Warrant is exercised, and (ii) full payment of the Warrant Price for such shares. Payment shall be made by certified check or cleared funds. The Warrant may not be exercised in part unless the purchase price for the Warrant Shares purchased is at least $1,000 or unless the entire remaining portion of the Warrant is being exercised.

        (b) Promptly upon receipt of the Notice And Agreement Of Exercise Of Warrant together with the full payment of the Warrant Price, the Company shall deliver to the Holder a properly executed certificate or certificates representing the Warrant Shares being purchased.

     5. Right To Repurchase Warrant. At any time that the Registration
Statement is effective, and prior to the exercise or expiration of the Warrant, the Company may repurchase the Warrant, at a repurchase price of $.001 per share of Common Stock underlying the Warrant being repurchased (the "Repurchase Price"), if the Weighted Average Trading Price, as defined below, of a share of Common Stock for 20 of the 30 consecutive business days prior to the date of the Repurchase Notice, as defined below, equals or exceeds $.2275 per share. The repurchase procedure shall be as set forth in this Section 5.

        (a) Repurchase Procedure. At least 30 days but not more than 60 days prior to a date set for repurchase of all or part of the Warrant (a "Repurchase Date"), the Company shall mail a written notice of such repurchase (a "Repurchase Notice"), postage prepaid, to the Holder. The Repurchase Notice shall state (1) the number of shares of Common Stock underlying the Warrant to be redeemed, (2) the Repurchase Date and the total repurchase price, (3) that the Holder must surrender to the Company, in the manner and at the place designated by the Company, the Holder's Stock Warrant Agreement representing the Warrant, and (4) stating the basis upon which the Company is entitled to redeem the Warrant.

        (b) Notice Of Repurchase. The Repurchase Notice shall notify the
Holder that on or before the Repurchase Date, the Holder shall surrender the Holder's Stock Warrant Agreement representing the Warrant to the Company, in the manner and at the place designated in the notice from the Company, and thereupon the Repurchase Price of such Warrant shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered Stock Warrant Agreement shall be cancelled. Such Repurchase Notice shall also state the current Exercise Price and the date on which the right to exercise the Warrant or portion thereof for shares of Common Stock will expire.

        For purposes of this Agreement, "Weighted Average Trading Price" shall mean the average trading price determined by multiplying the number of shares involved in each individual trade during the period of determination by the sale price for that trade and dividing the sum of all those amounts by the total number of shares traded during the relevant period of determination.

        At any time prior to the Repurchase Date, even after a Repurchase
Notice has been sent, the Holder is entitled to exercise the Warrant pursuant to the other provisions of this document.

     6. Withholding Taxes. The Company may take such steps as it deems necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Warrants including, but not limited to, the withholding of all or any portion of any payment owed by the Company to the Holder or the withholding of issuance of Warrant Shares to be issued upon the exercise of the Warrant.

     7. Securities Laws Requirements. Pursuant to, and subject to the conditions of, Section 3 of the Subscription Agreement, the Company has agreed to register under the Securities Act of 1933, as amended (the "1933 Act"), the sale of the Warrant Shares by Holder. The Company will file with the Securities And Exchange Commission (the "SEC") a registration statement (the "Registration Statement") under the 1993 Act covering the sale of the Warrant Shares by the Holder. At the time that the Registration Statement is declared effective by the SEC, Holder will be able to freely sell the Warrant Shares so that the purchaser of the Warrant Shares receives certificates representing the Warrant Shares, without a restrictive legend; that will be freely transferable. Until the Registration Statement is declared effective by the SEC, the Warrant Shares will be "restricted securities" as that term is defined in Rule 144 under the 1933 Act. Pursuant to this Agreement, and pursuant to the terms of the Notice And Agreement Of Exercise Of Warrant (Exhibit A) that shall be delivered to the Company upon each exercise of the Warrant, the Holder does hereby, and shall upon each exercise of the Warrant, acknowledge, represent, warrant and agree as follows:

        (a) Holder is acquiring the Warrant Shares for investment purposes only and the Warrant Shares that Holder is acquiring will be held by Holder without sale, transfer or other disposition for an indefinite period unless the Registration Statement covering the transfer of those securities is subsequently is declared effective or unless exemptions from registration are available;

        (b) Holder's overall commitment to investments that are not readily marketable is not disproportionate to Holder's net worth and Holder's investment in the Warrant and the Warrant Shares will not cause such overall commitments to become excessive;

        (c) Holder's financial condition is such that Holder is under no present or contemplated future need to dispose of any portion of the Warrant Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

        (d) Holder has sufficient knowledge and experience in business and financial matters to evaluate, and Holder has evaluated), the merits and risks of an investment in the Warrant Shares;

        (e) The address set forth in this Agreement is Holder's true and correct residence, and Holder has no present intention of becoming a resident of any other state or jurisdiction;

        (f) Holder confirms that all documents, records and books pertaining to an investment in the Warrant Shares have been made available or delivered to Holder. Without limiting the foregoing, Holder has received and reviewed the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and Quarterly Reports on Form l0-QSB for each of the quarters ended March 31, 1999 and June 30, 1990 and each of the Company's Press Releases since December 31, 1998, and all other periodic reports filed by the Company with the Securities And Exchange Commission after the Form 1O-Q for the quarter ended June 30, 1999 and on or before the date that Holder signs this Agreement, and Holder has had the opportunity to discuss the acquisition of the Warrant Shares with the Company, and Holder has obtained or been given access to all information concerning the Company that Holder has requested;

        (g) Holder has had the opportunity to ask questions of, and receive the answers from, the Company concerning the terms of the investment in the Warrant and the Warrant Shares and to receive additional information necessary to verify the accuracy of the information delivered to Holder, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

        (h) Holder understands that the Company will register the Holder's sale of the Warrant Shares under the 1933 Act as described in the first paragraph of this Section 7; Holder also understands that the issuance of the Warrant Shares issuable upon exercise of the Warrant will not be registered under the 1933 Act or any state securities laws and that, because the issuance of the Warrant Shares will not be registered, the Warrant Shares will be issued in reliance upon an exemption that is available only if Holder acquires the Warrant Shares for investment and not with a view to distribution; Holder is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the 1933 Act and the special meaning given to such term in various releases of the SEC; and no federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the sale of the Warrant Shares;

        (i) The Warrant Shares that Holder is acquiring will be solely for Holder's own account, for investment, and are not being purchased with, a view to or for the resale, distribution, subdivision or fractionalization thereof. Holder has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof; and

        (j) Holder acknowledges and is aware of the following:

            (1) The Warrant Shares constitute a speculative investment and involve a high degree of risk of loss by Holder of Holder's total investment in the Warrant Shares.

            (2) Until the Registration Statement described in the first paragraph of this Section 7 is declared effective, there are substantial restrictions on the transferability of the Warrant Shares. The Warrant Shares cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act or an exemption from such registration is available and established to the satisfaction of the Company. Except as provided in Section 3 of the Subscription Agreement, the Company is under no obligation to comply, or to assist the Holder in complying, with any exemption from such registration requirement, including supplying the Holder with any information necessary to permit routine sales of the Warrant Shares under Rule 144 of the Securities And Exchange Commission. Holder also understands that, with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the 1933 Act will be required. The Holder has no rights to require that the Warrant Shares be registered except as set forth in Section 3 of the Subscription Agreement. There is no right of presentment of the Warrant Shares and there is no obligation by the Company to repurchase any of the Warrant Shares. Accordingly, Holder may have to hold the Warrant Shares indefinitely and it may not be possible for Holder to liquidate Holder's investment in the Company.

            (3) Each certificate issued representing the Warrant Shares issued to Holder shall be imprinted with a legend that sets forth a description of the restrictions on transferability of those securities, which legend will read substantially as follows:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BOTH BE REASONABLY SATISFACTORY TO THE COMPANY)."

        The restrictions described in this Section 7 or notice thereof may be placed on the certificates representing the Warrant Shares purchased pursuant to the Warrant, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

     8. Adjustment By Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of common stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its common stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its common stock, the numbers, rights and privileges of the shares of common stock included in the Warrant shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

     9. Merger Or Consolidation.

        (a) Upon the occurrence of any of the following events, and subject to the 30-day period provided for in Subparagraph 9(b), the Warrant shall automatically terminate and be of no further force or effect whatever if and only if the notice described in Subparagraph 9(b) has been given to Holder: (i) the merger or consolidation of the Company with one or more other corporations, regardless of which entity survives the transaction; (ii) the dissolution or liquidation of the Company; (iii) the appointment of a receiver for all, or substantially all, of the Company's assets or business; (iv) the appointment of a trustee for the Company after a petition has been filed for the Company's reorganization under applicable statutes; or (v) the sale, lease or exchange of all, or substantially all, of the Company's assets and business.

        (b) If any of the events described in clauses (i), (ii), (iii), (iv), or (v) of Subparagraph 9(a) occurs, then the Company, at the Company's option, may cause the Warrant to terminate and be of no further force or effect whatever if the Company gives written notice to the Holder at least 30 days prior to the occurrence of any such event. After receipt of such notice, the Holder may at any time before the occurrence of the event requiring the giving of notice exercise the unexercised portion of the Warrant. Notwithstanding the foregoing, if the notice given under this Subparagraph 9(b) is given fewer than 30 days prior to occurrence of the event, then the Warrant shall not terminate pursuant to Subparagraph 9(a), and may be exercised, until 30 days after the date on which the notice was given. If no notice shall be given with respect to a transaction described in clauses (i), (ii), or (v) of Subparagraph 9(a), the provisions of Subparagraph 9(a) shall not apply and the Warrant shall not terminate until the termination is pursuant to Subparagraph 9(a) or any other applicable provision of this Agreement. Notice pursuant to this Subparagraph 9(b) shall be given pursuant to the provisions of Paragraph 12 of this Agreement.

        (c) Notwithstanding the foregoing subparagraphs (a) and (b) of this
Section 9, the provisions of subparagraphs (a) and (b) of this Section 9 shall not become effective until the Registration Statement described in Section 7 becomes effective with the Securities And Exchange Commission. If that does not occur on or before December 31, 1999, the provisions of subparagraphs (a) and
(b) of this Section 9 shall terminate.

     10. Privilege Of Ownership. Holder shall not have any of the rights of a stockholder with respect to the shares covered by the Warrant except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the warrant.

     11. Relationship To Engagement. Nothing contained in this Agreement (i) shall confer upon the Holder any right with respect to continuance of Holder's engagement by, or affiliation with, or relationship to, the Company, or (ii) shall interfere in any way with the right of the Company at any time to terminate the Holder's engagement by, position or affiliation with, or relationship to, the Company.

     12. Notices. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this
Section 12. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 12, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the party to be notified as shown below:

        (a)    if to the Company:       Antennas America, Inc.
                                        4860 Robb Street, Suite 101
                                        Wheat Ridge, CO 80033
                                        Facsimile No. (303) 484-5085
                                        Attention: Mr. Randall P. Marx

        (b)    if to the Holder:        At the address set forth following
                                        Holder's signature below.

     Either party may change its respective address for purposes of this Section 12 by giving the other party Notice of the new address in the manner set forth above.

     13. General Provisions. This instrument (a) contains the entire agreement between the parties, (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (c) shall be construed in accordance with, and governed by the laws of Colorado, and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                          ANTENNAS AMERICA, INC.

Date:                                     By:
      -----------------                      ------------------------------
                                             Randall P. Marx
                                             Chief Executive Officer


                                          HOLDER


                                          ---------------------------------
                                          Entity Name, if applicable

Date:                                     By:    [sig]
      ----------------------                 -------------------------------
                                             Signature

                                                    [sig]
                                          ----------------------------------
                                          Printed Name and Title


                                          ----------------------------------
                                          Address
                                          ----------------------------------

                                          ----------------------------------
                                          Facsimile Number


                                     *****

                                   EXHIBIT A
                           (To Antennas America, Inc.
                            Stock Warrant Agreement)

                             ANTENNAS AMERICA, INC.
                   NOTICE AND AGREEMENT OF EXERCISE OF WARRANT

     The undersigned (the "Holder") hereby exercises Holder's Antennas America,
Inc. stock Warrant pursuant to the Stock Warrant Agreement as to      shares
(collectively, the "Warrant Shares") of the $.0005 par value common stock of Antennas America, Inc. (the "Company"). The total exercise price for these Warrant Shares is $_____.

     Enclosed is the payment specified in Section 3 of the Stock Warrant Agreement.

     Pursuant to Section 3 of the Subscription And Registration Rights Agreement (the "Subscription Agreement") between the Holder and the Company, the Company has agreed to register under the Securities Act of 1933, as amended (the "1933 Act"), the sale of the Warrant Shares by Holder. The Company will file with the Securities And Exchange Commission (the "SEC") a registration statement (the "Registration Statement") under the 1993 Act covering the sale the Warrant Shares. At the time that the Registration Statement is declared effective by the SEC, Holder will be able to freely sell the Warrant Shares so that the purchaser of the Warrant Shares receives certificates representing the Warrant Shares, without a restrictive legend, that will be freely transferable. Until the Registration Statement is declared effective by the SEC, the Warrant Shares will be "restricted securities" as that term is defined in Rule 144 under the 1933 Act. Holder hereby acknowledges, represents, warrants and agrees, to and with the Company as follows:

     (a) Holder is acquiring the Warrant Shares for investment purposes only and the Warrant Shares that Holder is acquiring will be held by Holder without sale, transfer or other disposition for an indefinite period unless the Registration Statement covering the transfer of those securities subsequently is declared effective or unless exemptions from registration are available;

     (b) Holder's overall commitment to investments that are not readily marketable is not disproportionate to Holder's net worth and Holder's investment in the Warrant Shares will not cause such overall commitments to become excessive;

     (c) Holder's financial condition is such that Holder is under no present or contemplated future need to dispose of any portion of the Warrant Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

     (d) Holder has sufficient knowledge and experience in business and financial matters to evaluate, and Holder has evaluated, the merits and risks of an investment in the Warrant Shares.

     (e) The address set forth in this Agreement is Holder's true and correct residence, and Holder has no present intention of becoming a resident of any other state or jurisdiction;

     (f) Holder confirms that all documents, records and books pertaining to an investment in the Warrant Shares that have been requested by Holder have been made available or delivered to Holder. Without limiting the foregoing, Holder has received and reviewed the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and Quarterly Reports on Form 10-QSB for each of the quarters ended March 31, 1999 and June 30, 1999, and each of the Company's press releases since December 31, 1998, and all other periodic reports filed by the Company with the SEC after the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, and Holder has had the opportunity to discuss the acquisition of the Warrant Shares with the Company, and Holder has obtained or been given access to all information concerning the Company that Holder has requested;

     (g) Holder has had the opportunity to ask questions of, and receive the answers from, the Company concerning the terms of the investment in the Warrant Shares and to receive additional information necessary to verify the accuracy of the information delivered to Holder, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

     (h) The Holder understands that the Company will register the Holder's sale of the Warrant Shares under the 1933 Act as described above. Holder also understands that the issuance of the Warrant Shares to the Holder will not be registered, under the 1933 Act or any state securities laws and that, because the issuance of the Warrant Shares to the Holder will not be registered, the Warrant Shares will be issued in reliance upon an exemption that is available only if Holder acquires the Warrant Shares for investment and not with a view to distribution. Holder is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the 1933 Act and the special meaning given to such term in various releases of the SEC; and no federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the sale of the Warrant Shares;

     (i) The Warrant Shares that Holder is acquiring will be solely for Holder's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Holder has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof; and

     (j)  Holder acknowledges and is aware of the following:

          (1) The Warrant Shares constitute a speculative investment and involve a high degree of risk or loss by Holder of Holder's total investment in the Warrant Shares.

          (2) Until the Registration Statement described above is declared effective, there are substantial restrictions on the transferability of the Warrant Shares. The Warrant Shares cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act or an exemption from such registration is available and established to the satisfaction of the Company. Except as provided in Section 3 of the Subscription Agreement, the Company is under no obligation to comply, or to assist the Holder in complying with any exemption from such registration requirement including supplying the Holder with any information necessary to permit routine sales of the Warrant Shares under Rule 144 of the Securities And Exchange Commission. Holder also understands that, with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the 1933 Act will be required. The Holder has no rights to require that the transfer of the Warrant Shares be registered except as set forth in
Section 3 of the Subscription Agreement. There is no right of presentment of the Warrant Shares and there is no obligation by the Company to repurchase any of the Warrant Shares. Accordingly, Holder may have to hold the Warrant Shares indefinitely and it may not be possible for Holder to liquidate Holder's investment in the Company.

          (3) Each certificate issued representing the Warrant Shares issued to Holder shall be imprinted with a legend that sets forth a description of the restrictions on transferability of those securities, which legend will read substantially as follows:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BOTH BE REASONABLY SATISFACTORY TO THE COMPANY)."

     The number of Warrant Shares specified above are to be issued in the name or names set forth below in the left-hand column.


HOLDER:



--------------------------------------------------
Name of Entity, if applicable





By:
   ------------------------------------                -------------------------
   Signature                                           Date



-----------------------------------------------
Printed Name and Title